VNAA ASSOCIATES FORBEARANCE AGREEMENT

IT IS HEREBY AGREED THAT WITH RESPECT TO THE BRIDGE NOTE MADE TO CYPERQUEST GROUP, INC. NOW KNOWN AS VEIN ASSOCIATES, INC., (VNAA) ON AUGUST 18, 2005 BY LARRY HOPFENSPIRGER AND SANDFORD BRINK, AND THE CURRENT DEFAULT AS OF FEBRUARY 18TH, 2006 WITH \$150,000 ALONG WITH INTEREST BEING DUE AND PAYABLE TO LARRY HOPFENSPIRGER (LH) AND 20,000 ALONG WITH INTEREST BEING DUE AND PAYABLE TO SANDFORD BRINK (SB) THAT LH AND SF BRINK AGREE TO FORBEAR FOR A PERIOD OF 30 DAYS FOR THE FOLLOWING CONSIDERATIONS:

1. LH WILL BE IMMEDIATELY ISSUED 50,000 SHARES OF STOCK AS AGREED. SB WILL BE ISSUED 6,666 SHARES OF STOCK AS AGREED.

ALL OTHER TERMS OF THE NOTE MADE ON AUGUST 18, 2005 BY LARRY HOPFENSPIRGER AND SANDFORD BRINK TO CYPERQUEST GROUP, INC. NOW KNOWN AS VEIN ASSOCIATES, INC., (VNAA) ON AUGUST 18, 2005 WILL REMAIN THE SAME.

Vein Associates of America, Inc.